Exhibit 99.1
THIRD AMENDMENT OF LEASE FOR 125 SIDNEY STREET PROPERTY
February 13, 2006
WHEREAS, the Rizika Realty Trust (whose mailing address is: 36 Edgehill Road, Brookline, MA 02445), the LESSOR, entered into a Lease dated April 4, 2002 for 1,725 square feet on the first floor of the building (the “Building”) located at 125 Sidney Street in Cambridge, Massachusetts (the “1725 Lease”) and a Lease dated April 4, 2002 for 7,775 square feet on the first floor of the Building (the “7775 Lease”), both with Altus Pharmaceuticals Inc. (previously known as “Altus Biologies Inc.”);
WHEREAS, the LESSOR and LESSEE also executed amendments of the 7775 Lease as follows: AMENDMENT OF LEASE FOR 125 SIDNEY STREET PROPERTY for approximately 3,000 square feet on the basement floor of the Building (the “First Amendment”) and AMENDMENT OF LEASE FOR 125 SIDNEY STREET PROPERTY for approximately 11,000 square feet on the basement floor of the Building, which includes the 3,000 square feet leased under the First Amendment (the “Second Amendment”; the 7775 Lease together with the First Amendment and Second Amendment are collectively referred to herein as the “Lease”);
WHEREAS, the parties desire to amend the Lease, and terminate the 1725 Lease, in order to clarify the arrangements between them and amend the term of the Lease;
NOW, LESSOR and LESSEE hereby agree as follows:
1.	PREMISES: Section 2 of the 7775 Lease and Section 1 of each of the Amendments, which define the Premises, are hereby deleted in their entirety and replaced with the following:

PREMISES: The two portions of the first floor cross-hatched in red on the attached Exhibit A, one portion comprising about 7,775 square feet and the other portion comprising about 1,725 square feet, for a total of 9,000 square feet (the “First Floor Premises”), and the entire basement of the Building as shown on Exhibit B comprising approximately 11,000 square feet of space (the “Basement Premises”). The First Floor Premises shall include the right to use in common with other entitled thereto the hallways and stairways necessary for access to the First Floor Premises. The Basement Premises shall include rights of access through such common areas as are necessary for access thereto. Tenant shall also have the right to use 37 parking spaces in the Building on the location set forth in Exhibit C.

2.	RENT’: Section 4 of the 7775 Lease and Section 3 of each of the Amendments, which define Rent, are hereby deleted in their entirety and replaced with the following:

RENT: Commencing on April 1st, 2006 (the “Rent Commencement Date”), LESSEE shall pay gross rent for the Premises at a monthly rate of $53,093.88 (the

“Rent”) in advance on or before the tenth day of each month by depositing the same to the account of the LESSOR (Acct#l102439611) at Citizens Bank in Boston, MA or as may otherwise be directed by the LESSOR. On each anniversary thereafter, the Rent shall be adjusted by the increase, if any, in the CPI-U ratio over the previous twelve months but in no event shall the Rent be less than the Rent for the previous 12 month period. The CPI-U shall mean the Consumer Price Index for Urban Consumers for the City of Boston as published by the US Bureau of Labor Statistics. LESSEE and LESSOR acknowledge and agree that the monthly Rent due hereunder overlaps in part with the monthly Rent previously paid under the Lease as a result of the applicable due dates under the Lease, and that LESSEE and LESSOR shall promptly make adjustments to properly credit LESSEE for any duplicative monthly Rent paid by LESSEE.
3.	TERM: Section 3 of the 7775 Lease and Section 2 of each of the Amendments, which define Term, are hereby deleted in their entirety and replaced with the following:

Commencing on the date hereof, the term of this Lease shall be one year (the “Term”) but the Term shall be automatically extended by one calendar month at the end of each calendar month of the Term so that one year shall remain on the Term at all times; provided however, that such automatic extension is terminable by either party upon 12-months advance written notice to the other (a “Termination Notice”), and in the event either party delivers a Termination Notice, the Term shall end on the last day of the calendar month which is twelve months after the delivery of the Termination Notice.

4.	SECURITY DEPOSIT: Section 5 of the Lease is deleted and replaced with the following:

LESSOR is in possession of a security deposit in the amount of one hundred and thirty-one thousand dollars ($131,000) which shall be held as a security for the LESSEE’s performance as herein provided and refunded to the LESSEE at the end of this Lease subject to the LESSEE’s satisfactory compliance with the conditions hereof.

5.	The parties agree that the 1775 Lease is hereby terminated as of the date hereof, the parties acknowledging that the premises and appurtenances leased thereunder have been incorporated into the Premises leased hereunder.

6.	The parties acknowledge that the terms of the First Amendment are superseded by the terms of the Second Amendment.

7.	Except as amended herein, all terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 13th of February, 2006.

LESSOR (Rizika Realty Trust)		LESSEE (Altus Pharmaceuticals Inc.)

By:	/s/ J W RIZIKA	By:	/s/ JONATHAN LIEBER

Name: J W RIZIKA		Name: JONATHAN LIEBER
Title: Trustee		Title: CFO